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                          CERTIFICATE OF INCORPORATION

                                       of

                             SNAPPLE CARIBBEAN CORP.

                            (a Delaware corporation)

                         (Pursuant to Section 102 of the
                      General Corporation Law of Delaware)

                        --------------------------------

                  FIRST:   The name of the Corporation is:  SNAPPLE CARIBBEAN
CORP. (hereinafter referred to as the "Company").

                  SECOND: The address of its registered office in the State of Delaware is:

                                  1013 Centre Road
                                  City of Wilmington
                                  County of New Castle
                                  Delaware 19805

The name of its registered agent at such address is Corporation Service Company.

                  THIRD: The nature of the business or purposes to be conducted or promoted are:

                                  to engage in, promote, and carry on any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock that the Company shall have authority to issue is 3,000 shares of Common Stock with a par value of $.01 per share.


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                  FIFTH: The name and mailing address of the sole incorporator is as follows:

                                  Margaret Civetta
                                  c/o Whitman Breed Abbott & Morgan
                                  200 Park Avenue
                                  New York, New York 10166

                  SIXTH: The board of directors shall have the power to adopt, amend or repeal the bylaws of the Company at any meeting at which a quorum is present by the affirmative vote of a majority of the whole board of directors. Election of directors need not be by written ballot. Any director may be removed at any time with or without cause, and the vacancy resulting from such removal shall be filled, by vote of a majority of the stockholders at a meeting called for that purpose or by unanimous consent in writing of the stockholders.

                  SEVENTH: To the fullest extent permitted by law, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate and does hereby declare and certify that it is his act and deed and the facts stated herein are true, and accordingly does hereunto set his hand this 13th day of April, 1994.

                                                         /S/ Margaret Civetta
                                                         ----------------------
                                                         Margaret Civetta
                                                         Sole Incorporator



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